NOTE NUMBER
FX-		         		AGENT'S NAME           		TEMPLE-INLAND INC.


PRINCIPAL AMOUNT AND			                              				ORIGINAL ISSUE
SPECIFIED CURRENCY	    TRADE DATE	 AGENT'S COMMISSION	   DATE


MATURITY DATE	    PRICE			        	INTEREST RATE	        TAXPAYER ID
               			(100% UNLESS	                      				OR SOC. SEC.
               			OTHERWISE INDICATED)			               	NO OF PURCHASER

TRANSFERRED

NAME AND ADDRESS OF REGISTEREED OWNER



FIXED RATE
MEDIUM-TERM
NOTE
CONFIRMATION

Trustee
The Chase
Manhattan Bank

CUSTOMER'S COPY				RETAIN FOR TAX PURPOSES

THE TIME OF THE TRANSACTON WILL BE FURNISHED UPON REQUEST OF THE CUSTOMER

PLEASE SIGN AND RETURN THE ENCLOSED RECEIPT

SEE REVERSE SIDE
-----------------------------------------------------------------------------

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

REGISTERED		            			TEMPLE-INLAND INC.	          	PRINCIPAL
                                                          AMOUNT

No. FX-
CUSIP:
                       	MEDIUM-TERM NOTE, SERIES F
              Due from Nine Months or More from Date of Issue

	IF APPLICABLE THE "TOTAL AMOUNT OF OID", "YIELD TO MATURITY" AND "INITIAL ACCRUAL PERIOD OID" (COMPUTED UNDER THE APPROXIMATE METHOD) BELOW WILL BE COMPLETED SOLELY FOR THE PURPOSES OF APPLYING THE FEDERAL INCOME TAX ORIGINAL ISSUE DISCOUNT ("OID") RULES.

Issue Price:       		Total Amount of OID:	           		Specified Currency


Interest Rate:     		Yield to Maturity:	             		[] U.S. Dollars


Original Issue Date:	Initial Accrual Period (OID):	   	[] Austrian Dollars
(plus or minus)


Maturity Date:     		Option to receive payments in   		[] Canadian Dollars
                 				U.S. Dollars: Yes []  No []
                				(Only applicable if Specified
                 				Currency is other than U.S. Dollars)

Initial Redemption  	Other Provisions	:		             	[] Danish Kroner
Date:

                                             										[] Italian Lire


                                         							     		[] New Zealand Dollars


                                               								[] European Currency
                                                          Units


                                             										[] Other:

        If an Initial Redemption Date is set forth above, the Optional
Redemption Price shall initially be       % of the principal amount of this Note
to be redeemed and shall decline at each anniversary of the Initial Redemption
Date by      % of the principal amount to be redeemed until the Optional
Redemption Price is 100% of such principal amount.

             TEMPLE-INLAND INC. , a Delaware corporation (herein called the "Company"), for value received, hereby promises to pay to



, or registered assigns, the principal sum of________________________________
                                          								Principal Amount

on the Maturity Date specified above at the office or agency of the Company in the Borough of Manhattan, The City of New York, State of New York, and such other location or locations as may be provided for pursuant to the Indenture referred to on the reverse hereof, in such coin or currency specified above as at the time of payment shall be legal tender for the payment of public and
private debts, and to pay interest semi-annually on        and
of each year and on the Maturity Date (each an "Interest Payment Date"), commencing on the next Interest Payment Date succeeding the Original Issue Date specified above on said principal sum at the Interest Rate specified above from the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from the Original Issue Date, until the principal hereof is paid or duly provided for; provided, however, that any payment of principal or interest to be made on an Interest Payment Date or on the Maturity Date that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date, as the case may be, and no additional interest shall accrue as a result of such delayed payment. For purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close in New York, New York or, if this Note is denominated in a currency other than U.S. dollars,

________________________________________________________ (or if this Note is
 Principal Financial Center of Country of Specified Currency

denominated in European Currency Units, Brussels, Belgium). The interest so payable, and punctually paid or duly provided for, on any _________ or ________ will be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the _______ or ___________
(whether or not a Business Day) next preceding such            or         (a
"Record Date") and interest payable on the Maturity Date will be payable to the person to whom principal is payable, except that in the case this Note is issued between a Record Date and the initial Interest Payment Date relating to such Record Date, interest for the period beginning on the Original Issue Date and ending on such initial Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Record Date to the Holder on such next succeeding Record Date. Payment of the principal of and interest on this Note due at Maturity will be paid, upon presentation of this Note, in immediately available funds (unless this Note is denominated in a currency other than U.S. dollars and the person in whose name this Note is registered has not made appropriate arrangements). At the option of the Company, payment of interest on this Note due on any other Interest Payment Date will be made by check and mailed to the address of the person entitled thereto as such address shall appear in the Security Register. Payment of the principal of and interest on this Note may also be made by wire transfer to an account maintained by the Depository for such purpose. A Holder of $10,000,000 or more in aggregate principal amount of Certificated Notes of like tenor and terms will be entitled to receive payment by wire transfer of immediately available funds, but only if appropriate wire transfer instructions shall have been received in writing by the Trustee no later than 10 Business Days prior to the applicable Interest Payment Date. At the option of the Company, payment of interest not punctually paid or duly provided for shall be payable as provided in the Indenture referred to on the reverse hereof.

	Interest will be computed on the basis of a 360-day year of twelve 30-day months.

	REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS NOTE SET FORTH ON THE REVERSE HEREOF AND SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE
THE SAME EFFECT AS THOUGH FULLY SET FORTH AT THIS PLACE.

	This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by or on behalf of the Trustee under the Indenture referred to on the reverse hereof.

	IN WITNESS WHEREOF, Temple-Inland Inc. has caused this instrument to be signed in its name by the facsimile signatures of its duly authorized officers, and has caused a facsimile of its corporate seal to be affixed hereunto or imprinted hereon.

Dated:
TRUSTEE'S CERTIFICATE OF AUTHENTICATION				TEMPLE-INLAND INC.
    This is one of the Securities of the
 series designated herein referred to in
 the within-mentioned Indenture		       			By:

	THE CHASE MANHATTAN BANK
                                                          	President
                  As Trustee

 By:						                             				Attest:

			      Authorized Officer
                                                           Secretary


ICN 0001-


[FORM OF REVERSE OF NOTE]


TEMPLE-INLAND INC.
MEDIUM-TERM NOTE, SERIES F

	This note is one of a duly authorized issue of debentures, notes, bonds, or other evidences of indebtedness of the Company (herein called the "Securities") of the series hereinafter specified, all issued or to be issued under and pursuant to an indenture dated as of September 1, 1986, as amended and supplemented (herein called the "Indenture"), duly executed and delivered by the Company to The Chase Manhattan Bank, formerly known as Chemical Bank, as Trustee (hereinafter called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties, and immunities thereunder of the Trustee, the Company and the Holders of the Securities. The Securities may be issued in one or more series, which different series (and which Securities issued within each series) may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, and may otherwise vary as in the Indenture provided. This Note is one of a series designated as "Medium-Term Notes, Series F, due from nine months to thirty years from date of issue" of the Company, limited in aggregate principal amount to U.S. $500,000,000, or the substantial equivalent thereof in the Specified Currency. References herein to "Notes" shall mean the Notes of Series F.

	In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof (or, if this Note is an Original Issue Discount Security, such portion of the principal amount as may be specified pursuant to the Indenture) and accrued interest hereon, may be declared and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

	The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of a majority in principal amount at maturity of the Securities at the time outstanding of each series to be affected, evidenced as in the Indenture provided, to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or modifying in any manner the rights of the Holders of the Securities; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each outstanding Security affected thereby,
(i) change the Maturity of the principal of, or the Stated Maturity of any premium on, or any installment of interest on, any Security, or reduce the principal amount thereof or the interest or any premium thereon, or change the method of computing the amount of principal thereof or interest thereon on any date, or change any Place of Payment, or the coin or currency or currency unit in which any Security or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity or the Stated Maturity thereof (or, in the case of redemption or repayment, on or after the Redemption Date or the Repayment Date), or (ii) reduce the percentage in principal amount of the outstanding Securities of any series, the consent of the Holders of which is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver, or (iii) modify certain other provisions of the Indenture. It is also provided in the Indenture that, with respect to certain defaults or Events of Default regarding the Securities of any series, the Holders of a majority in principal amount at Maturity of the Securities of such series at the time outstanding may on behalf of the Holders of all of the Securities of such series waive any past default or Event of Default and its consequences, except a default in the payment of the principal of (or premium, if any) or interest on any Security of such series or in respect of certain other covenants or provisions of the Indenture. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not any notation of such consent or waiver is made upon this Note or such other Notes.

	No reference herein to the Indenture and no reference to any provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of (and premium, if any) and interest, if any, on this Note at the place, at the respective times, at the rate and (except as provided in the Indenture in the case of Securities payable in currencies other than U.S. Dollars that are not available to the Company due to circumstances beyond its control) in the currency herein prescribed.

	The Notes are issuable in registered form without coupons in the minimum denomination of U.S. $1,000 and in integral multiples of U.S. $1,000 in excess thereof or 1,000 units of the Specified Currency. This Note may be exchanged by the Holder hereof without charge except for any tax or other governmental charge imposed in connection therewith, for a like aggregate principal amount of Notes of other authorized denominations, having the same terms as this Note, in the manner and subject to the limitations provided in the Indenture at the Corporate Trust Office.

	If an Initial Redemption Date is specified on the face hereof, this Note may be redeemed at the option of the Company as a whole, or from time to time in part, on any date, if any, after the Initial Redemption Date specified on the face hereof and prior to the Maturity Date, upon mailing a notice of such redemption not less than thirty nor more than sixty days prior to the date fixed for redemption to the Holders of Notes at their last registered addresses, all as provided in the Indenture, at the Optional Redemption Prices, if any, specified on the face hereof (expressed in percentages of the principal amount) together in each case with accrued interest to the date fixed for redemption.

	If so specified on the face hereof, the Holder of this Note shall be entitled to receive payment in U.S. Dollars at the Exchange Rate determined as set forth in the Indenture by notifying the Trustee at the time and in the manner described therein. Costs, if any, associated with the conversion of the Specified Currency into U.S. dollars shall be borne by such Holder through deduction from payments required to be made to such Holder on this Note.

	Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the registered Holder hereof as the owner of this Note for the purpose of receiving payment of the principal hereof (and premium, if any), and (subject to certain provisions relating to interest) interest hereon and for all other purposes whatsoever, whether or not such Note be overdue, and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

	No recourse shall be had for the payment of the principal of (or premium, if any) or the interest on this Note, or for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

	All terms used in this Note that are defined in the Indenture shall have the meanings assigned to them therein.

This Note shall be governed by and construed in accordance with the law of the State of New York.

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE



_____________________________________________________________________________
PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCUDING ZIP CODE OF ASSIGNEE
_____________________________________________________________________________
the within Note and all rights thereunder, hereby irrevocably constituting and appointing
_____________________________________________________________________________
to transfer said Note on the books of the Company, with full power of substitution in the premises.

Dated: _________________		Signature:  _____________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement, or any change whatever.